                                                               Exhibit(a)(1)(V)
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give the payer. All section references are to the Internal Revenue Code of 1986, as amended ("the Code"). "IRS" is the Internal Revenue Service.

-------------------------------------------------------
                             GIVE THE SOCIAL
                             SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:    OF:
-------------------------------------------------------
1. Individual's account      The individual
2. Two or more individuals   The actual owner of the
  (joint account)            account or, if combined
                             funds, the first
                             individual on the
                             account(1)
3. Custodian account of a    The minor(2)
  minor (Uniform Gift to
  Minors Act)
4. (a) The usual revocable   The grantor-trustee(1)
       savings trust
       account (grantor is
       also trustee)
  (b) So-called trust        The actual owner(1)
      account that is not
      a legal or valid
      trust under State
      law
5. Sole proprietorship       The owner(3)
  account or account of a
  single-owner LLC

-------------------------------------------------------

-------------------------------------------------------
                             GIVE THE EMPLOYER
                             IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:    OF:
-------------------------------------------------------
 6. Sole proprietorship      The owner(3)
   account or account of a
   single-owner LLC
 7. A valid trust, estate,   The legal entity(4)
   or pension trust
   account
 8. Corporate account or     The corporation
   account of an LLC
   electing corporate
   status on Form 8832
 9. Association, club,       The organization
   religious, charitable,
   educational, or other
   tax-exempt organization
   account
10. Partnership or multi-    The partnership
   member LLC account
11. A broker or registered   The broker or nominee
   nominee
12. Account with the         The public entity
   Department of
   Agriculture in the name
   of a public entity
   (such as a State or
   local government,
   school district, or
   prison) that receives
   agricultural program
   payments
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as (DBA)" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

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
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    PAGE  2

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you don't know your number, write "Applied For" in the space for the TIN, check the box in Part III, and sign and date the form and give it to the requester. To obtain a TIN, use Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities). These forms are available at the local office of the Social Security Administration or the Internal Revenue Service, on the internet at http://www.irs.gov, or by calling 1-800-TAX-FORM.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     - An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

     - The United States or any agency or instrumentality thereof.

     - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     - An international organization or any agency, or instrumentality thereof.

     Payees that MAY BE EXEMPT from backup withholding include the following (Section references are to the Internal Revenue Code):

     - A corporation.

     - A foreign central bank of issue.

     - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

     - A futures commission merchant registered with the Commodity Futures Trading Commission.

     - A real estate investment trust.

     - An entity registered at all times during the tax year under the Investment Company Act of 1940.

     - A common trust fund operated by a bank under Section 584(a).

     - A financial institution.

     - A middleman known in the investment community as a nominee or custodian.

     - A trust exempt from tax under Section 664 or described in Section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under Section 1441.

     - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

     - Payments of patronage dividends not paid in money.

     - Payments made by certain foreign organizations.

     - Section 404(k) distributions made by an employee stock option plan.
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
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    PAGE  3

     Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals.

     NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

     - Payments described in Section 6049(b)(5) to nonresident aliens.

     - Payments on tax-free government bonds under Section 1451.

     - Payments made by certain foreign organizations.

     - Mortgage or student loan interest paid to you.

     Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding.

     FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under those sections.

     PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a percentage (currently 28%) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure is strong evidence of negligence. If negligence is shown, you will be subject to a penalty of 20% of any portion of an underpayment attributable to that failure.

     (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

     (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     (5) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS. If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil or criminal penalties.

             FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE.

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